EXHIBIT 99.1

Press Release                                          FirstBank NW Corp. (FBNW)

Company Release - 02/10/06
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     FIRSTBANK NW CORP. DECLARES QUARTERLY CASH DIVIDEND OF $0.10 PER SHARE,
             APPOINTS MICHAEL F. REULING TO ITS BOARD OF DIRECTORS


CLARKSTON, WA - February 10, 2006 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, announced that its Board of Directors, at its board meeting held on February 9, 2006, declared a quarterly cash dividend of $0.10 per common share. The dividend will be paid on March 9, 2006 to shareholders of record as of the close of business on February 23, 2006. This marks the thirty-fourth regular quarterly cash dividend since FirstBank became a publicly traded company in July 1997.

The cash dividend reflects the increased shares issued on February 9, 2006 as a result of a two-for-one stock split in the form of a 100% per share stock dividend on the Company's outstanding common stock. The two-for-one stock split was previously announced on January 4, 2006.

FirstBank NW Corp. also announced that it appointed Michael F. Reuling to its Board of Directors on February 9, 2006. Mr. Reuling is presently a director of FirstBank Northwest. Mr. Reuling will serve as a director on both Boards, and will serve as a member of the Compensation Committees of FirstBank Northwest and FirstBank NW Corp.

Mr. Reuling became a director of FirstBank Northwest on January 1, 2005. He is a resident of Boise, Idaho, and is a self-employed real estate consultant. Formerly, Mr. Reuling worked for Albertsons, Inc. in various executive management roles responsible for real estate, store development, information technology, human resources and finance. Mr. Reuling retired from Albertsons, Inc. in 2001.

FirstBank NW Corp. (headquartered in Clarkston, Washington) is the holding company for FirstBank Northwest, a Washington state chartered savings bank founded in 1920, operating in the rural markets of eastern Oregon, eastern Washington and central Idaho, in addition to the larger and growing markets of Boise and Coeur d'Alene, Idaho and Spokane, Washington. FirstBank Northwest is focused on each community served, striving to deliver competitive financial products and services through exceptional customer service standards, local expertise and leadership. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

FORWARD LOOKING STATEMENTS:

     Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management' expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements and requirements of the Sarbanes Oxley Act of 2002 and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2005.